Exhibit 99

FARMER MAC NEWS

FOR IMMEDIATE RELEASE	CONTACT
May 12, 2009	Mary Waters
Farmer Mac
202-872-7700

Farmer Mac Reports First Quarter Results

Earnings of $33 Million Bring Capital Surplus to $67 Million

Core Earnings Improve to $4.8 Million

Washington, DC – The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today reported first quarter net income of $33.5 million, or $3.31 per diluted common share.  This compares to a net loss in fourth quarter 2008 of $61.1 million, or $6.03 per diluted common share and a net loss in first quarter 2008 of $8.3 million, or $0.84 per diluted common share.  First quarter 2009 net income was primarily driven by gains on the values of financial derivatives and trading assets, offset somewhat by further provisions for losses principally related to credits in the ethanol sector.

Farmer Mac’s core earnings were $4.8 million for first quarter 2009.  This compares to a core earnings loss of $8.8 million for fourth quarter 2008, and core earnings of $10.5 million for first quarter 2008.  Farmer Mac’s core and GAAP earnings included provisions for losses of $6.1 million in first quarter 2009 and $17.2 million in fourth quarter 2008.  There were no such provisions in first quarter 2008.

Farmer Mac President and Chief Executive Officer Michael Gerber stated, “Farmer Mac’s capital surplus now exceeds $67 million, compared to $13 million at December 31, 2008.  During first quarter Farmer Mac improved its capital position by raising an additional $10.8 million of capital in conjunction with new business and selling $354.5 million of loans at a gain of $1.6 million.  Both GAAP and core earnings were positive for the quarter.  As we look ahead, we expect any credit losses to remain within manageable levels.  Lenders in both the agricultural and rural utilities sectors continue to face both capital markets and economic challenges.  Farmer Mac continues to make progress in positioning itself to help lenders meet the increasing borrowing needs of their customers.”

Loans underlying the Corporation’s guarantees and commitments remained steady at just under $10.0 billion and, with the exception of ethanol loans, continued to perform well.  Delinquencies on non-ethanol loans have remained near historically low levels consistent with the strength of the U.S. agricultural economy.  Farmer Mac’s 90-day delinquencies, including ethanol loans, were $86.2 million, representing 1.90 percent of the portfolio as of March 31, 2009.  Excluding the ethanol loans, 90-day delinquencies were $27.7 million, or 0.61 percent of the portfolio.  The ethanol industry has suffered due to the volatility of commodity prices and while those prices have stabilized, the industry still faces significant challenges.

Farmer Mac’s effective net interest spread was 101 basis points ($12.6 million) for first quarter 2009 and 106 basis points ($14.5 million) for first quarter 2008.  Farmer Mac’s short-term borrowing costs continued at historically low levels during first quarter 2009.  Farmer Mac’s interest rate sensitivity remained low during first quarter 2009 despite the continued volatility in the financial markets.  As of March 31, 2009, Farmer Mac’s effective duration gap was minus 0.7 months compared with minus 2.4 months as of December 31, 2008.

Farmer Mac uses core earnings, a non-GAAP disclosure, to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects on earnings of changes in the fair values of financial derivatives and trading assets.  Those changes reflect the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) and Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (“SFAS 159”).  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac’s GAAP net income/(loss) available to common stockholders to core earnings is presented in the following table; that reconciliation is supplemented by a further adjustment related to the impairment losses on investments to assist in the comparison of results to prior periods.

Reconciliation of GAAP Net Income/(Loss) Available to Common Stockholders to Core Earnings

	Three Months Ended
	March 31, 2009		December 31, 2008		March 31, 2008
	(in thousands, except per share amounts)
		Per		Per		Per
		Diluted		Diluted		Diluted
		Share		Share		Share
GAAP net income/(loss) available
to common stockholders	$ 33,518	$ 3.31	$ (61,118)	$ (6.03)	$ (8,257)	$ (0.84)
Less the effects of SFAS 133 and SFAS 159:
Unrealized gains/(losses) on financial derivatives, net of tax	9,728	0.96	(59,537)	(5.88)	(25,413)	(2.56)
Unrealized gains on trading assets, net of tax	20,557	2.03	7,166	0.71	6,572	0.66
Net effects of settlements on agency forward contracts,
net of tax	(1,560)	(0.15)	25	-	46	-

Core earnings	$ 4,793	$ 0.47	$ (8,772)	$ (0.86)	$ 10,538	$ 1.06

Impairment losses on investments	(81)	(0.01)	(3,788)	(0.37)	-	-

Total	$ 4,874	$ 0.48	$ (4,984)	$ (0.49)	$ 10,538	$ 1.06

More complete information on Farmer Mac’s performance for the quarter ended March 31, 2009 is set forth in the Form 10-Q filed by Farmer Mac with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:  (1) the ability of Farmer Mac to increase its capital in an amount sufficient to enable it to continue to operate profitably and provide a secondary market for agricultural mortgage and rural utilities loans; (2) the availability of reasonable rates and terms of debt financing to Farmer Mac; (3) fluctuations in the fair value of assets held by Farmer Mac, particularly in volatile markets; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) borrower preferences for fixed rate agricultural mortgage indebtedness; (7) legislative or regulatory developments that could affect Farmer Mac; (8) increases in general and administrative expenses attributable to changes in the business and regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (9) the willingness of investors to invest in Farmer Mac Guaranteed Securities; (10) the severity and duration of current economic and financial conditions;  and (11) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 16, 2009 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and rural utilities loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.  The conference call to discuss Farmer Mac’s first quarter 2009 financial results and the Corporation’s Form 10-Q for first quarter 2009 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time, Tuesday, May 12, 2009, and an audio recording of that call will be available on Farmer Mac’s website for two weeks after the call is concluded.

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